Exhibit 99.2
I-Flow Corporation
Pro Forma Financial Statement Information
(Unaudited)
On September 29, 2006, I-Flow Corporation (the “Company”) signed a definitive agreement to sell InfuSystem, Inc. (“InfuSystem”) to HAPC, Inc. (“HAPC”) for $140 million in the form of cash and a secured note, subject to certain purchase price adjustments based on the level of working capital. On September 18, 2007, due to the prevailing conditions within the financial markets, the Company amended the definitive agreement resulting in a new purchase price of $100 million (subject to working capital adjustments in the definitive agreement) plus a contingent payment right to the Company of up to a maximum of $12 million. The shareholders of HAPC approved the acquisition of InfuSystem on October 24, 2007 and the sale was completed on October 25, 2007. The Company received the $100 million purchase price at the closing in a combination of (i) cash equal to $67.3 million and (ii) a secured promissory note with a principal amount equal to $32.7 million.
In accordance with Statement of Financial Accounting Standards No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, the Company reclassified the results from InfuSystem as discontinued operations beginning in the third quarter of 2006 and also reclassified previously reported results to reflect all prior periods on a comparable basis.
The following unaudited pro forma condensed consolidated financial information for the Company gives effect to the divestiture of InfuSystem by the Company (the “divestiture”) to HAPC. The unaudited pro forma consolidated balance sheet as of June 30, 2007 set forth below has been presented after giving effect to the divestiture as if it had occurred on June 30, 2007. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 set forth below have been presented after giving effect to the divestiture as if it occurred on January 1, 2006 and does not assume any interest income on cash proceeds received from the divestiture. The unaudited pro forma financial information has been provided for information purposes and is not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future. Since the Company reported InfuSystem as discontinued operations beginning in the third quarter of 2006 and reclassified the results of InfuSystem as discontinued operations for all prior periods on a comparable basis, the unaudited pro forma financial statement information includes primarily adjustments for the proceeds received from the transaction, secured promissory note receivable from HAPC and estimated tax impact of the transaction.
The pro forma financial information represents, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of Regulation S-X and is based upon available information and certain assumptions considered reasonable under the circumstances.
The unaudited pro forma financial statement information and notes thereto should be read in conjunction with the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2007 and March 31, 2007 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

I-Flow Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2007
(Amounts in thousands, except per share data)

		Discontinued
	As	Operations	Pro Forma
	Reported (a)	As Reported (a)	Adjustments			Pro Forma
ASSETS
Current assets:

Cash and cash equivalents	$16,030	$—	$73,729	(b	)	$89,759
Short-term investments	12,935					12,935
Accounts receivable, net	17,409					17,409
Inventories	15,587					15,587
Prepaid expenses and other current assets	1,845					1,845
Note receivable — current	—		1,635	(c	)	1,635
Deferred taxes	3,392					3,392
Current assets — held for sale	8,388	(8,388)	—			—

Total current assets	75,586	(8,388)	75,364			142,562

Property, net	3,337					3,337
Other intangible assets, net	2,627					2,627
Note receivable — non-current	—		31,068	(c	)	31,068
Other long-term assets	137					137
Deferred taxes	15,703					15,703
Non-current assets — held for sale	15,799	(15,799)				—

Total assets	$113,189	$(24,187)	$106,432			$195,434

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,386	$—	$—			4,386
Accrued payroll and related expenses	6,928					6,928
Income taxes payable	—		29,440	(d	)	29,440
Other current liabilities	1,095		603	(b	)	1,698
Current liabilities – held for sale	5,253	(5,253)				—

Total current liabilities	17,662	(5,253)	30,043			42,452

Other liabilities	1,226		1,884	(b	)	3,110

Stockholders’ equity:
Preferred stock — $0.001 par value	—					—
Common stock — $0.001 par value	122,410					122,410
Accumulated other comprehensive loss	(145)					(145)
Accumulated deficit	(27,964)	(18,934)	74,506	(b),	(c),(d)	27,608

Net stockholders’ equity	94,301	(18,934)	74,506			149,873

Total liabilities and stockholders’ equity	$113,189	$(24,187)	$106,432			$195,434

I-Flow Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ending June 30, 2007
(Amounts in thousands, except per share data)

		Discontinued
	As	Operations	Pro Forma
	Reported (a)	As Reported (a)	Adjustments	Pro Forma
Net product sales	$53,381			$53,381
Cost of revenues	14,342			14,342

Gross profit	39,039	—	—	39,039

Operating expenses:
Selling and marketing	35,414			35,414
General and administrative	8,711			8,711
Product development	1,304			1,304

Total operating expenses	45,429	—	—	45,429

Operating loss	(6,390)	—	—	(6,390)
Interest income	524			524

Loss from continuing operations before income taxes	(5,866)	—	—	(5,866)
Income tax benefit	(2,089)			(2,089)

Loss from continuing operations	(3,777)	—	—	(3,777)
Discontinued operations:
Income from discontinued operations, net of tax	3,455	(3,455)		—

Net loss	$(322)	$(3,455)	$—	$(3,777)

Per share of common stock, basic and diluted:
Loss from continuing operations	$(0.16)			$(0.16)
Income from discontinued operations, net of tax	0.15			—

Net loss	$(0.01)			$(0.16)

Weighted-average shares, basic and diluted	23,622			23,622

I-Flow Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ending December 31, 2006
(Amounts in thousands, except per share data)

		Discontinued
	As	Operations	Pro Forma
	Reported (e)	As Reported (e)	Adjustments	Pro Forma
Net product sales	$93,582			$93,582
Cost of revenues	26,267			26,267

Gross profit	67,315	—	—	67,315

Operating expenses:
Selling and marketing	57,731			57,731
General and administrative	15,012			15,012
Product development	2,436			2,436

Total operating expenses	75,179	—	—	75,179

Operating loss	(7,864)	—	—	(7,864)
Interest income	933			933

Loss from continuing operations before income taxes	(6,931)	—	—	(6,931)
Income tax benefit	(17,561)			(17,561)

Income from continuing operations	10,630	—	—	10,630
Discontinued operations:
Income from discontinued operations, net of tax	3,044	(3,044)		—

Net income	$13,674	$(3,044)	$—	$10,630

Per share of common stock, basic:
Income from continuing operations	$0.47			$0.47
Income from discontinued operations, net of tax	0.13			—

Net income	$0.60			$0.47

Per share of common stock, diluted:
Income from continuing operations	$0.44			$0.44
Income from discontinued operations, net of tax	0.13			—

Net income	$0.57			$0.44

Weighted-average shares:
Basic	22,887			22,887
Diluted	24,071			24,071

I-Flow Corporation
Notes to the Pro Forma Condensed Consolidated
Balance Sheet and Statements of Operations
(Unaudited)
(a)	Represents condensed consolidated balance sheet and statement of operations included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007.
The major classes of the assets and liabilities of the discontinued operations as of June 30, 2007 were disclosed in the Notes to Condensed Consolidated Financial Statements and are re-summarized as follows:

(Amounts in thousands)

Cash	$413
Accounts receivable, net	7,577
Inventories	345
Prepaid expenses and other current assets	53

Total current assets	$8,388

Property, net (1)	$13,625
Goodwill	2,174

Total noncurrent assets	$15,799

Accounts payable	$890
Accrued payroll and related expenses	591
Accrued use taxes payable	—
Income taxes payable	(163)
Deferred taxes (2)	3,022
Other liabilities	913

Total current liabilities	$5,253

(1)	In accordance with SFAS 144, the Company ceased recognizing depreciation expense for all fixed assets recorded in discontinued operations beginning in the fourth quarter of 2006.

(2)	The deferred tax liability consists primarily of depreciation and the basis adjustment in accordance with Emerging Issues Task Force (“EITF”) Issue No. 93-17, Recognition of Deferred Tax Assets for a Parent Company’s Excess Tax Basis in the Stock of a Subsidiary that is Accounted for as a Discontinued Operation (“EITF 93-17”).

Financial results of the discontinued operations for the six months ended June 30, 2007 were disclosed in the Notes to Condensed Consolidated Financial Statements and are re-summarized as follows:

(Amounts in thousands)

Operating revenues	$15,706
Operating income (1)(2)	5,396
Income taxes	(1,941)
Income from discontinued operations (1) (2)	$3,455

(1)	Includes $433,000 of divestiture expenses.

(2)	Includes the effect of the favorable ruling by the Michigan Tax Tribunal relating to InfuSystem’s use tax liability. The Company reversed in discontinued operations during the second quarter of 2007, the accrued tax liability, accrued interest expense and cumulative increases to gross fixed assets and total expenses in the amounts of $1,466,000, $267,000, $1,347,000 and $924,000 (consisting of $657,000 of cost of sales and $267,000 of interest expense), respectively.
(b)	Represents proceeds received from the transaction, including the following:
•	Stock purchase price of $67,297,000;

•	Termination fee of $3.0 million paid to the Company by HAPC, pursuant to the definitive agreement due to the Company as a result of HAPC’s inability to obtain approval of its stockholders of the acquisition by October 22, 2007;

•	Facility fee of approximately $1,818,000 paid to the Company by HAPC, pursuant to the definitive agreement and is due to the Company at closing in the event that HAPC executes and delivers a secured promissory note. The facility fee is recorded as deferred finance income and will be amortized over the life of the secured promissory note;

•	Reimbursement of approximately $946,000 by HAPC of certain divestiture expenses incurred by the Company directly resulting from the sale transaction, including legal, audit and other professional fees, pursuant to the definitive agreement;

•	Pursuant to the definitive agreement and in connection with the Company’s commitment to the secured promissory note, a Ticking Fee is due and payable to the Company equal to a rate between 0.50% and 1.00% per annum of the maximum amount of the secured promissory note, which was $75 million. The Ticking Fee of approximately $694,000 was paid to the Company at closing. The ticking fee is recorded as deferred finance income and will be amortized over the life of the secured promissory note;

•	Administrative fee of $75,000 paid to the Company pursuant to the Credit and Guarantee Agreement, which was executed in connection with the transaction. This fee is non-refundable and payable to I-Flow by HAPC annually in advance on the closing date and on each annual anniversary thereafter. The administrative fee is recorded as deferred finance income and will be amortized on a monthly basis over the period of one year; and

•	Delivery fee of $100,000 deductible by HAPC against the Facility Fee, pursuant to the definitive agreement. The delivery fee was previously recorded as deferred finance income.
(c)	Represents the secured promissory note receivable from HAPC of $32,703,000 in aggregate in connection with the purchase price of the transaction.

(d)	Represents the estimated tax effect on the gain on the sale.
(e)	Represents consolidated statement of operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
Financial results of the discontinued operations for the year ended December 31, 2006 were disclosed in the Notes to Consolidated Financial Statements and are re-summarized as follows:

(Amounts in thousands)

Operating revenues	$31,716
Operating income (1)	7,007
Income taxes	(3,963)
Income from discontinued operations (1)	3,044

(1)	Includes $2,090,000 of divestiture expenses.